UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

THE ALKALINE WATER COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38754	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8541 E. Anderson Drive, Suite 100
 Scottsdale, Arizona, United States 85255
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On November 23, 2022, we entered into private placement subscription agreements, whereby we issued an aggregate of 1,100,000 shares of our Series E Preferred Stock ("Series E Preferred Stock") at a price of US$1.00 per share of Series E Preferred Stock for gross proceeds of US$1,100,000. Pursuant to the subscription agreements, in consideration for the subscribers' execution and delivery of the subscription agreements, we also issued an aggregate of 880,000 shares of our common stock (the "Commitment Shares") at a deemed price of US$0.25 per Commitment Share.

Holders of the Series E Preferred Stock (the "Holders") are entitled to receive dividends at the rate per share (as a percentage of the stated value per share) of 6% per annum, payable on each anniversary date of the original issue date of shares of Series E Preferred Stock held by applicable Holders in a number of shares of our common stock per share of the Series E Preferred Stock equal to the quotient obtained by dividing the dollar amount of such dividend payment by applicable market price. A stated value of each share of the Series E Preferred Stock is US$1.00. Any accrued but unpaid dividends on the Series E Preferred Stock being converted will be paid in our common stock upon the conversion of the Series E Preferred Stock. If we pay a dividend on our common stock while the shares of the Series E Preferred Stock are outstanding, the Holders will be entitled to receive a dividend per share of Series E Preferred Stock equal to the dividend per share of our common stock. Such dividend will be payable on the same terms and conditions as the payment of the dividend on our common stock.

Each share of Series E Preferred Stock will be convertible, at any time after the date that is twelve months from the original issue date, at our option, into that number of units (each, a "Unit") determined by dividing the stated value of such share of Series E Preferred Stock by US$0.25 (the "Conversion Price"). Each Unit will consist of one share of our common stock and one-half of one common stock purchase warrant with each whole common stock purchase warrant entitling the holder thereof to acquire one additional share of our common stock at an exercise price equal of 125% of the Conversion Price for a period of three years following the conversion date. A Holder may, at its option, at any time and from time to time after January 31, 2023, convert all, but no less than all, of shares of Series E Preferred Stock held by such Holder into that number of Units determined by dividing the stated value of such shares of Series E Preferred Stock by the Conversion Price. Each share of the Series E Preferred Stock will automatically convert, upon the occurrence of a Fundamental Transaction (as defined below), into that number of Units determined by dividing the stated value of such share of Series E Preferred Stock by the Conversion Price. The conversion right is subject to the beneficial ownership limitation, which will be 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of our common stock issuable upon conversion of the Series E Preferred Stock held by the applicable Holder. The Holder may increase or decrease the beneficial ownership limitation upon not less than 61 days' prior notice to our company, but in no event will such beneficial ownership exceed 9.99%.

Except with respect to a Fundamental Transaction, as required by law, or as required by the articles of incorporation of our company, the Holders and the holders of our common stock will be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote, on the following basis: (i) holders of our common stock will have one vote per share of our common stock held by them; and (ii) holders of Series E Preferred Stock will have one vote per share of Series E Preferred Stock held by them. With respect to a Fundamental Transaction, the Holders will be entitled to notice of any stockholders' meeting and to vote as a separate class and will have one vote per share of Series E Preferred Stock by them. A Fundamental Transaction means (i) any merger or consolidation of our company with or into another entity (but excluding a merger effected solely for the purpose of changing the jurisdiction of the incorporation of our company or changing the name of our company or liquidating, dissolving or winding-up one or more subsidiaries of our company), (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our company's assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by our company or another individual or entity) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of our common stock, or (v) one or more related transactions consummating a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another individual or entity or group of individuals or entities whereby such other individual or entity or group acquires more than 50% of the outstanding shares of our common stock (not including any shares of common stock held by the other individual or entity making or party to, or associated or affiliated with the other individual or entity making or party to, such stock or share purchase agreement or other business combination).

The shares of the Series E Preferred Stock cannot be redeemed.

Of the 1,100,000 shares of Series E Preferred Stock and 880,000 Commitment Shares we issued: (i) 600,000 shares of Series E Preferred Stock and 480,000 Commitment Shares were issued pursuant to the exemption from registration under the Securities Act of 1933, as amended provided by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended to two investors, each of whom is an "accredited investor" within the meaning ascribed to that term in Regulation D promulgated under the Securities Act of 1933, as amended; and (ii) 500,000 shares of Series E Preferred Stock and 400,000 Commitment Shares were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Disclosure Required by MI 61-101

David Rauch, a director of our company, participated in the private placement and subscribed for 100,000 Series E Preferred Stock and was issued 80,000 Commitment Shares, which constituted a "related party transaction" within the meaning of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101").

The following supplementary information is provided in accordance with Section 5.2 of MI 61‐101.

(a) a description of the transaction and its material terms:

We entered into a subscription agreement with Mr. Rauch, whereby he agreed to purchase 100,000 Series E Preferred Stock at a price of US$1.00 per Series E Preferred Stock for proceeds of US$100,000. Pursuant to the subscription agreement, in consideration for Mr. Rauch's execution and delivery of the subscription agreement, we also issued to Mr. Rauch 80,000 Commitment Shares at a deemed price of US$0.25 per Commitment Share.

(b) the purpose and business reasons for the transaction:

Proceeds of the private placement are expected to be used for working capital and general corporate purposes.

(c) the anticipated effect of the transaction on the issuer's business and affairs:

See item (b).

(d) a description of:

(i) the interest in the transaction of every interested party and of the related parties and associated entities of the interested parties:

See item (a).

(ii) the anticipated effect of the transaction on the percentage of securities of the issuer, or of an affiliated entity of the issuer, beneficially owned or controlled by each person or company referred to in subparagraph (i) for which there would be a material change in that percentage:

The following table sets out the effect of the private placement (the "Offering") on the percentage of securities of our company beneficially owned or controlled by Mr. Rauch:

Name and Position	Dollar Amount of Shares Purchased	Number of Shares Purchased	No. of Shares Held prior to Closing of the Offering	Percentage of Issued and Outstanding Shares prior to Closing of the Offering	No. of Shares Held After Closing of the Offering	Percentage of Issued and Outstanding Shares After Closing of the Offering
David Rauch Director	US$100,000	100,000 shares of Series E Preferred Stock and 80,000 Commitment Shares	Undiluted and Diluted: 0	Undiluted and Diluted: 0%	Undiluted and Diluted: 80,000	Undiluted and Diluted: *(1)

*Less than one percent

(1) Based on 147,930,459 shares of common stock outstanding after the completion of the Offering.

(e) unless this information will be included in another disclosure document for the transaction, a discussion of the review and approval process adopted by the board of directors and the special committee, if any, of the issuer for the transaction, including a discussion of any materially contrary view or abstention by a director and any material disagreement between the board and the special committee:

Mr. Rauch abstained on the resolution of the board of directors approving the Offering with respect to his subscription. A special committee was not established in connection with the approval of the Offering, and no materially contrary view or abstention was expressed or made by any director.

(f) a summary in accordance with section 6.5 of MI 61‐101, of the formal valuation, if any, obtained for the transaction, unless the formal valuation is included in its entirety in the material change report or will be included in its entirety in another disclosure document for the transaction:

Not applicable.

(g) disclosure, in accordance with section 6.8 of MI 61‐101, of every prior valuation in respect of the issuer that related to the subject matter of or is otherwise relevant to the transaction:

(i) that has been made in the 24 months before the date of the material change report:

Not applicable.

(ii) the existence of which is known, after reasonable enquiry, to the issuer or to any director or officer of the issuer:

Not applicable.

(h) the general nature and material terms of any agreement entered into by the issuer, or a related party of the issuer, with an interested party or a joint actor with an interested party, in connection with the transaction:

See item (a).

(i) disclosure of the formal valuation and minority approval exemptions, if any, on which the issuer is relying under sections 5.5 and 5.7 of MI 61‐101 respectively, and the facts supporting reliance on the exemptions:

The issuance of 100,000 shares of Series E Preferred Stock and 80,000 Commitment Shares to Mr. Rauch was exempt from the valuation requirement of MI 61-101 by virtue of the exemptions contained in Section 5.5(a) of MI 61-101 in that the fair market value of the shares subscribed by Mr. Rauch did not exceed 25% of our company's market capitalization and from the minority shareholder approval requirements of MI 61-101 by virtue of the exemption contained in section 5.7(a) of MI 61-101 in that the fair market value of the shares subscribed by Mr. Rauch did not exceed 25% of our company's market capitalization.

As this current report on Form 8-K is being filed less than 21 days before the closing of the Offering, there is a requirement under MI 61-101 to explain why the shorter period was reasonable or necessary in the circumstances. In the view of our company, it was necessary to immediately close the Offering and therefore, such shorter period was reasonable and necessary in the circumstances to improve our company's financial position.

Item 3.03 Material Modifications to Rights of Security Holders.

The information contained in Items 3.02 and 5.03 of this current report on Form 8-K is responsive to this item.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 22, 2022, we designated 2,000,000 shares of the authorized and unissued preferred stock of our company as "Series E Preferred Stock" by filing a Certificate of Designation with the Secretary of State of the State of Nevada. For a description of Series E Preferred Stock, please see Item 3.02 of this current report on Form 8-K.

Item 7.01  Regulation FD Disclosure.

A copy of our news release dated November 23, 2022 is being furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Designation
99.1	News Release dated November 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ David A. Guarino

David A. Guarino

Chief Financial Officer and Director

November 23, 2022